Exhibit 99.2 Sunoco LP to Acquire NuStar Energy L.P. January 22, 2024

Forward-Looking Statements This presentation contains “forward-looking statements” as defined by applicable federal securities laws. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Sunoco LP (“Sunoco” or “SUN”) and NuStar Energy L.P. (“NuStar” or “NS”), that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the completion of the proposed transaction on anticipated terms and timing, or at all, including obtaining regulatory approvals and NuStar unitholder approval; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the ability of Sunoco and NuStar to integrate the business successfully and to achieve anticipated synergies and value creation; potential litigation relating to the proposed transaction that could be instituted against Sunoco, NuStar or the directors of their respective general partners; the risk that disruptions from the proposed transaction will harm Sunoco’s or NuStar’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the proposed transaction; rating agency actions and Sunoco and NuStar’s ability to access short- and long-term debt markets on a timely and affordable basis; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Sunoco’s and/or NuStar’s financial performance and operating results; certain restrictions during the pendency of the merger that may impact NuStar’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; dilution caused by Sunoco’s issuance of additional units representing limited partner interests in connection with the proposed transaction; fees, costs and expenses and the possibility that the transaction may be more expensive to complete than anticipated; those risks described in Item 1A of Sunoco’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2023, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; those risks described in Item 1A of NuStar’s Annual Report on Form 10-K, filed with the SEC on February 23, 2023, and its subsequent Quarterly Reports on Form 10- Q and Current Reports on Form 8-K; and those risks that will be more fully described in the registration statement on Form S-4 and accompanying proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. Those disclosures are incorporated by reference in this presentation. While the list of factors presented here is, and the list of factors to be presented in the registration statement and the proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Readers are cautioned not to place undue reliance on this forward-looking information, which is as of the date of this presentation. Sunoco and NuStar do not intend to update these statements unless required by the securities laws to do so, and Sunoco and NuStar undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this presentation. Investor Relations Contact Information Scott Grischow Pam Schmidt Vice President Investor Relations Treasurer, Senior Vice President Investor Relations, M&A (210) 918-2854 (214) 840-5660 Pam.Schmidt@nustarenergy.com 2 scott.grischow@sunoco.com

Transaction Disclosures Important Information about the Proposed Transaction and Where to Find It In connection with the proposed transaction between Sunoco and NuStar, Sunoco intends to file a registration statement on Form S-4 (the “Registration Statement”) that will include a prospectus with respect to Sunoco’s units to be issued in the proposed transaction and a proxy statement for NuStar’s unitholders (the “Proxy Statement/Prospectus”), and each party may file other documents regarding the proposed transaction with the SEC. NuStar will mail the definitive Proxy Statement/Prospectus to unitholders of NuStar. This presentation is not a substitute for the Registration Statement, Proxy Statement/Prospectus or any other document that Sunoco or NuStar (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF SUNOCO AND NUSTAR ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Registration Statement and the Proxy statement/Prospectus (when they become available), as well as other filings containing important information about Sunoco or NuStar, without charge at the SEC’s website, at http://www.sec.gov. Copies of the documents filed with the SEC by Sunoco will be available free of charge on Sunoco’s website at www.sunocolp.com under the tab “Investor Relations” and then under the tab “SEC Filings & Financial Reports” or by directing a request to Investor Relations, Sunoco LP, 8111 Westchester Drive, Suite 400, Dallas, TX 75225, Tel. No. (214) 840-5660 or to IR@SunocoLP.com. Copies of the documents filed with the SEC by NuStar will be available free of charge on NuStar’s website at www.nustarenergy.com under the tab “Investors” and then under the tab “SEC Filings” or by directing a request to Investor Relations, NuStar Energy LP, 19003 IH-10 West, San Antonio, TX 78257, Tel. No. (800) 866-9060 or to investorrelations@nustarenergy.com or corporatesecretary@nustarenergy.com. The information included on, or accessible through, Sunoco’s or NuStar’s website is not incorporated by reference into this presentation. Participants in the Solicitation Sunoco, NuStar and the directors and certain executive officers of their respective general partners may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of NuStar’s general partner is set forth in (i) its proxy statement for its 2023 annual meeting of unitholders (https://www.sec.gov/ix?doc=/Archives/edgar/data/1110805/000111080523000017/ns-20230309.htm), which was filed with the SEC on March 9, 2023, , including under the sections entitled “Information About Our Executive Officers”, “Compensation Discussion and Analysis”, “Summary Compensation Table”, “Pay Ratio”, “Grants of Plan- Based Awards During the Year Ended December 31, 2022”, “Outstanding Equity Awards at December 31, 2022”, “Option Exercises and Units Vested During the Year Ended December 31, 2022”, “Pension Benefits for the Year Ended December 31, 2022”, “Nonqualified Deferred Compensation for the Year Ended December 31, 2022”, “Potential Payments Upon Termination or Change of Control”, “Pay Versus Performance”, “Director Compensation” and “Security Ownership”, (ii) in its Annual Report on Form 10-K for the year ended December 31, 2022 (https://www.sec.gov/ix?doc=/Archives/edgar/data/1110805/000111080523000010/ns-20221231.htm), which was filed with the SEC on February 23, 2023, including under the sections entitled “Item. 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence” and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Information about the directors and executive officers of Sunoco’s general partner is set forth in (i) its Annual Report on Form 10-K for the year ended December 31, 2022, (https://www.sec.gov/ix?doc=/Archives/edgar/data/1552275/000155227523000010/sun-20221231.htm) which was filed with the SEC on February 17, 2023, including under the sections entitled “Item. 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence” and (ii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy statement/Prospectus and other relevant materials filed with the SEC when they become available. No Offer or Solicitation This presentation is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, issuance, exchange, transfer, solicitation or sale of securities in any jurisdiction in which such offer, issuance, exchange, transfer, solicitation or sale would be in contravention of applicable law. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. 3

Transaction Overview 1 100% Equity/Unit-for-Unit Exchange Value to SUN and NS Unitholders • NS unitholders to receive 0.400 SUN units • 10%+ accretion at run-rate synergies by for each NS unit third year • Represents a 24% premium based on the • Strengthens balance sheet respective 30-day VWAP of SUN and NS • Participation in future upside and on 1/19/24 distribution growth • Attractive upfront premium for NS unitholders with tax deferral $7.3 Billion Transaction Value Process and Close • $3.1 billion of SUN equity issued to NS • Expect to close in Q2 2024 unitholders • Closing conditions include approval by • $2.6 billion of existing NS Senior Notes and NuStar’s unitholders and customary GoZone Bonds will remain outstanding regulatory approvals • $1.6 billion of NS Preferred Equity, Subordinated Notes, and outstanding revolver borrowings will be refinanced 1 Prior to closing, NS unitholders will receive a special one-time cash distribution in the amount of $0.212 per common unit. 4

Strategic Rationale Increases Stability • Diversifies business and adds scale • Captures benefits of vertical integration • Combines two stable businesses Strengthens Financial Foundation • Continues SUN’s successful capital allocation strategy on a larger scale • Improves credit profile • Supports growing distribution Enhances Growth • Immediately accretive with 10%+ accretion by third year • Expands cash flow for reinvestment and distribution growth • Broadens set of investment opportunities At Least $150 Million in Run-Rate Synergies 5

Diversifies Business + NS SUN + NS SUN Fuel Distribution • 9,500 miles of pipeline and 63 • Largest U.S. independent fuel terminals distributor Crude Pipelines • Geographic and commodity • Stable foundation from long- Product Pipelines diversity term take-or-pay agreement with 7-Eleven • Growing ammonia and West Product Terminals Coast renewables businesses• 7-to-10-year fuel supply Ammonia / Renewables agreements with >90% • Permian crude gathering 7-Eleven Take-or-Pay retention system anchored by high- quality acreage and investment • Real estate portfolio generates Crude Storage grade customer base stable lease income Lease Income • 42 product terminals Diversification Reduces Risk 6

Increases Scale • Scale and disciplined execution drives efficiencies and increases customer value • Expands platform of critical energy logistics infrastructure Legend Sunoco Assets: J.C. Nolan JV Pipeline J.C. Nolan JV Terminal Terminals Transmix / Terminals Fuel Distribution Locations NuStar Assets: Refined Products Pipelines Ammonia Pipelines Crude Oil Pipelines Refined Product Terminals Crude Oil Terminals Storage Facilities Puerto Rico Hawaii 7

Advances Vertical Integration Focus Markets Crude Refined Refined Fuel Crude Gathering & Product Product Distribution Storage Pipelines Pipelines Storage & Retail Focus Markets Expanded Participation in the Energy Value Chain Supports Gross Profit Stability Improves asset utilization Expanded geographic presence unlocks growth • Fuel distribution increases utilization of • Midstream assets provide foundation for fuel owned terminals distribution growth Higher utilization improves efficiency Enhances supply capability • Higher throughput decreases fixed cost • Asset portfolio increases ability to optimize fuel per volume supply cost 8

Strengthens Financial Foundation Acquisition improves credit profile • Further diversification and scale meaningfully reduce business risk • Enhances capital structure – Refinancing Subordinated Debt and Preferred Equity – Replacing existing SUN $1.5 billion secured Revolving Credit Facility with a new $1.5 billion unsecured Revolving Credit Facility Continues SUN’s successful capital allocation strategy on a larger scale • Strong Balance Sheet: Expect to achieve leverage target of 4.0x within 12-18 months post-close • Secure Distribution: Strong distribution coverage further supports distribution growth • Disciplined Growth: More cash flow to fund growth; larger operating platform expands opportunity set for organic growth and acquisitions Higher market capitalization, index weighting and trading liquidity broadens investor appeal which supports valuation SUN Expects Positive Reaction From Credit Rating Agencies 9

Expands Cash Flow At least $150 million of run-rate synergies • Expense – Scale generates opportunities for operational efficiencies and cost control strategies – Expense management and optimization are core competencies for SUN – Since 2018 SUN EBITDA has grown 51% while expenses have declined by 6% • Commercial – Vertical integration in refined products business provides opportunities to increase asset utilization while decreasing product cost – NS assets provide a platform for fuel distribution growth in expanded geography ~$50 million of additional cash flow from refinancing high-cost floating rate capital • Series A, B, and C Preferred Units • Subordinated Notes Higher Cash Flow Generation for Reinvestment and Distribution Growth 10

Combination Delivers Value for Unitholders Significant Synergies, High Accretion Increases Stability Strengthens Financial Foundation Enhances Growth 11

Appendix

Sunoco Asset Portfolio Transmix / Terminals J.C. Nolan JV Terminal / Pipeline Terminals Wholesale / Retail Sites Puerto Rico Hawaii • Vertically integrated refined product • ~10,000 customers • Own and operate 42 product infrastructure and distribution network across multiple sales terminals channels • Over 8 billion gallons distributed per • North America’s largest year across more than 40 states and • ~950 real estate assets transmix processor territories 13

NuStar Asset Portfolio • 5,400 miles of refined product • 14 crude terminals• 2,000 miles of ammonia pipelines pipelines • 49 refined product • 2,100 miles of crude pipelines terminals 14